Exhibit 5.1

SPECTRA ENERGY CORP	Mailing Address:
5400 Westheimer Court Houston, TX	P. O. Box 1642
77056-5310	Houston, TX 77251-1642
713.627.5400 main

April 29, 2016

Spectra Energy Corp

Spectra Energy Capital, LLC

c/o Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

Re:	Spectra Energy Corp

Spectra Energy Capital, LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel of Spectra Energy Corp, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and as counsel to the Company’s subsidiary Spectra Energy Capital, LLC, a Delaware limited liability company (“Spectra Energy Capital”), in connection with the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and Spectra Energy Capital with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company and Spectra Energy Capital, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unspecified amount of securities for unspecified aggregate proceeds, consisting of: (i) senior debt securities of Spectra Energy Capital (the “Debt Securities”), which may be issued in one or more series under the Senior Indenture, dated as of April 1, 1998, by and between Spectra Energy Capital (as successor in interest to Duke Capital LLC, as successor in interest to Duke Capital Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Chase Manhattan Bank), as trustee (the “Trustee”), as amended by the various Supplemental Indentures thereto (the “Indenture”); (ii) guarantees of the Debt Securities (the “Guarantees”) by the Company, including guarantees of the Offered Debt Securities (as defined below); (iii) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); (iv) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”), in one or more series; (v) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); and (vi) such indeterminate amount of shares of Common Stock or Preferred Stock as may be issued as dividends on Preferred Stock or upon conversion, exchange, or exercise of any shares of Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices, and on terms to be

Exhibit 5.1-1

determined at the time of offering (the “Indeterminate Stock”). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Warrants and Indeterminate Stock are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I am a member of the bar in the State of Georgia and my opinions set forth herein are limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. I do not express any opinion regarding state securities laws or regulations. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified by my satisfaction, of:

(a) the Registration Statement relating to the Offered Securities;

(b) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”);

(c) the Amended and Restated By-Laws of the Company, as currently in effect (the “Bylaws”);

(d) the Amended and Restated Certificate of Formation of Spectra Energy Capital, as amended to the date hereof (the “Certificate of Formation”);

(e) the Second Amended and Restated Spectra Energy Capital, LLC Operating Agreement, as currently in effect (the “Operating Agreement”);

(f) the Indenture;

(g) the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, filed as an exhibit to the Registration Statement;

(h) certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters; and

(i) certain resolutions adopted by the Board of Managers of Spectra Energy Capital (the “Board of Managers”) relating to the registration of the Offered Securities and related matters.

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I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and Spectra Energy Capital and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Spectra Energy Capital and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and Spectra Energy Capital, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties, other than the Company and Spectra Energy Capital, of such documents and the validity and binding effect on such parties. As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Spectra Energy Capital and others and of public officials.

I have assumed that any supplemental indentures to the Indenture and the Warrant Agreements have been or will be duly authorized, executed and delivered by the Trustee and Warrant Agents, respectively, and that any Debt Securities, Guarantees or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agents, respectively. In addition, I have also assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or Spectra Energy Capital or their respective properties are subject, (ii) any law, rule or regulation to which the Company or Spectra Energy Capital is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the

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Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Spectra Energy Capital and the other parties thereto; (iv) the Board of Managers, including any appropriate committee appointed thereby, and appropriate officers of Spectra Energy Capital have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Formation or the Operating Agreement or result in a default under or breach of any agreement or instrument binding upon Spectra Energy Capital and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Spectra Energy Capital; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of Spectra Energy Capital, enforceable against Spectra Energy Capital in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (b) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any Guarantee offered by the Company of Debt Securities offered by Spectra Energy Capital, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Guarantee is to be issued

Exhibit 5.1-4

pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantee has been duly authorized, executed and delivered by the Company and Spectra Energy Capital and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Guarantee and related matters; (v) the supplemental indenture in respect of such Guarantee has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantee so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Guarantee has been duly executed and delivered in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantee and duly issued in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

3. With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in in the manner stated in the Registration Statement and the applicable prospectus supplement and, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock), when issued and sold

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in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to the shares of any series of Preferred Stock, including any Indeterminate Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”) in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued or sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

5. With respect to any offering of Common Stock, including any Indeterminate Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term

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sheet with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

The opinions above with respect to the Indenture, the Offered Debt Securities, the Guarantees, the Warrants and the Warrant Agreements (collectively, the “Documents”), are each subject to (a) the effects of any bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfer, moratorium, arrangement or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity). I express no opinion regarding the effectiveness of any (A) provision in any Document relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy considerations or federal or state securities laws which may limit the rights of parties to obtain remedies or due to the negligence or willful misconduct of the indemnified party, (B) waiver of any stay, extension or usury defense or of unknown future rights contained in any Document which may be unenforceable, (C) waiver (whether or not stated as such) contained in any Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (D) waiver (whether or not stated as such) contained in any Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity (E) purported fraudulent transfer “savings” clause, (F) provision in any Document waiving the right to object to venue in any court, (G) agreement to submit to the jurisdiction of

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any federal court, (H) waiver of the right to jury trial, (I) provision in any Document to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
General Counsel

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